UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2020

Williams Industrial Services Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Crescent Centre Parkway, Suite 1240

Tucker, Georgia 30084

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 770-879-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 16, 2020 (the “Closing Date”), Williams Industrial Services Group Inc. (the “Company”) and certain of its subsidiaries entered into: (1) a Term Loan, Guarantee and Security Agreement with EICF Agent LLC (“EICF”), as agent for the lenders, CION Investment Corporation, as a lender and co-lead arranger, and the other lenders party thereto (the “Term Loan Agreement”), providing for senior secured term loan facilities in an aggregate principal amount of up to $50.0 million (collectively, the “Term Loans”), consisting of a $35.0 million closing date term loan facility (the “Closing Date Term Loan”) and up to $15.0 million of borrowings under a delayed draw term loan facility (the “Delayed Draw Term Loan Facility”); and (2) a Revolving Credit and Security Agreement with PNC Bank, National Association (“PNC”), as agent for the lenders, and the lenders party thereto (the “Revolving Credit Agreement”), providing for a senior secured asset-based revolving line of credit of up to $30.0 million (the “Revolving Credit Facility”).

The Term Loan Agreement and Revolving Credit Agreement refinanced and replaced the Company’s previous senior secured term loan credit agreement, dated September 18, 2018, with an affiliate of Centre Lane Partners, LLC (the “Prior Term Loan”), and its previous asset-based lending facility, dated October 11, 2018, entered into with MidCap Financial Trust and the other lenders party thereto (the “Prior ABL” and, together with the Prior Term Loan, the “Prior Indebtedness”). The Company used the proceeds under the Term Loan Agreement and the Revolving Credit Agreement to, among other things, repay approximately $34.7 million under the Prior Term Loan, including approximately $0.7 million in prepayment fees, and approximately $5.5 million under the Prior ABL, including approximately $0.5 million in prepayment fees.

Term Loan

Borrowings and Maturity

On the Closing Date, the Company and certain of its subsidiaries (the “Term Loan Borrowers”) entered into the Term Loan Agreement, which provides for the Term Loans. The Closing Date Term Loan was fully drawn on the Closing Date, while the Delayed Draw Term Loan Facility is available upon the satisfaction of certain conditions precedent for up to 18 months following the Closing Date. The Term Loan Agreement matures on December 16, 2025.

Interest Rate

Borrowings under the Term Loan Agreement bear interest at the London Interbank Offered Rate (“LIBOR”), plus a margin of 8.50% (if the Total Leverage Ratio (as defined in the Term Loan Agreement) is less than 2.50:1) or 9.00% per year (if the Total Leverage Ratio is greater than or equal to 2.50:1), subject to a minimum LIBOR floor of 1.00%, payable in cash on a quarterly basis. In addition, upon the occurrence of an event of default, and for so long as such event of default continues, default interest equal to 2.00% per year in excess of the rate otherwise applicable will be payable. The Term Loan Agreement also includes customary replacement provisions in the event of the discontinuation of LIBOR.

Security; Guarantees

The Term Loan Borrowers’ Obligations (as defined in the Term Loan Agreement) are guaranteed by certain of the Company’s material, wholly-owned subsidiaries, subject to customary exceptions (the “Term Loan Guarantors” and, together with the Term Loan Borrowers, the “Term Loan Credit Parties”). The Term Loan Credit Parties’ obligations are secured by first-priority security interests on substantially all of the Term Loan Credit Parties’ assets, as well as a second-priority security interest on the Term Loan Credit Parties’ accounts receivable and inventory, subject to the Intercreditor Agreement (as defined below).

Optional Prepayment

Subject to certain conditions, the Term Loan Borrowers may voluntarily prepay the Term Loans on any Payment Date (as defined in the Term Loan Agreement), in whole or in part, in a minimum amount of $1.0 million of the outstanding principal amount, plus a Prepayment Fee (the “Prepayment Fee”), calculated as follows: if prepayment occurs prior to the first anniversary of the Closing Date, a Prepayment Fee of 3.00% of the principal amount being prepaid; if prepayment occurs on or after the first anniversary of the Closing Date and prior to the second anniversary of the Closing Date, a Prepayment Fee of 2.00% of the principal amount being prepaid; and if prepayment occurs on or after the second anniversary of the Closing Date and prior to the third anniversary of the Closing Date, a Prepayment Fee of 1.00% of the principal amount being prepaid.

Mandatory Prepayment

Subject to certain exceptions, within 120 days of the end of each calendar year, beginning with the year ending December 31, 2021, the Term Loan Borrowers must prepay the Obligations in an amount equal to (1) (i) if the Total Leverage Ratio is greater than 3:00:1:00, 50.0% of Excess Cash Flow (as defined the Term Loan Agreement) or (ii) if the Total Leverage Ratio is equal to or less than 3:00:1:00 and greater than 2:00:1:00, 25.0% of Excess Cash Flow, less (2) all voluntary prepayments made on the Term Loans during such calendar year; provided that, so long as no default or event of default has occurred and is continuing or would result therefrom, no such prepayment will be required unless Excess Cash Flow for such calendar year equals or exceeds $500,000. The Term Loan Agreement also requires mandatory prepayment of certain amounts in the event the Term Loan Borrowers receive proceeds from certain events and activities, including, among others, certain asset sales and casualty events, the issuance of indebtedness and equity interests, and the receipt of extraordinary receipts (with certain exclusions), plus, in certain instances, the applicable Prepayment Fee, calculated as set forth above.

Fees

The Term Loan Agreement provides for structuring and diligence fees payable to certain of the Term Loan lenders equal to 2.00% of the principal amount of (1) the Closing Date Term Loan and (2) the Delayed Draw Term Loan Facility, each payable on the Closing Date.

The Term Loan Agreement also provides for payment to certain Term Loan lenders of (1) closing fees equal to 1.00% of the Closing Date Term Loan, and (2) application fees equal to 1.00% of the Closing Date Term Loan, each payable on the Closing Date.

Representations, Warranties and Covenants

The Term Loan Agreement contains customary representations and warranties, as well as customary affirmative and negative covenants, in each case, with certain exceptions, limitations and qualifications.

The Term Loan Agreement also requires the Term Loan Borrowers to regularly provide certain financial information to the lenders thereunder, maintain a maximum total leverage ratio and a minimum fixed charge coverage ratio, and comply with certain limitations on capital expenditures.

Events of Default

Events of default under the Term Loan Agreement include, but are not limited to, a breach of certain covenants or any representations or warranties, failure to timely pay any amounts due and owing, the commencement of any bankruptcy or other insolvency proceeding, judgments in excess of certain acceptable amounts, the occurrence of a change in control, certain events related to ERISA matters, impairment of security interests in collateral or invalidity of guarantees or security documents, or a default or event of default under the Revolving Credit Agreement or the Intercreditor Agreement, in each case, with customary exceptions, limitations, grace periods and qualifications.

If an event of default occurs, the Term Loan lenders may, among other things, declare all Obligations to be immediately due and payable, together with accrued interest and fees, and exercise remedies under the collateral documents relating to the Term Loan Agreement.

Use of Proceeds

The Company used the proceeds of the Closing Date Term Loan to repay, refinance and replace the Prior Indebtedness on the Closing Date and pay fees and expenses in connection with the Term Loan Agreement.

The Company expects to include the Term Loan Agreement as an exhibit to a future periodic report, to be filed with the U.S. Securities and Exchange Commission. The foregoing description does not constitute a complete summary of the terms of the Term Loan Agreement and is qualified in its entirety by reference to the full text of the Term Loan Agreement.

Revolving Credit Facility

Borrowings and Maturity

On the Closing Date, the Company and certain of its subsidiaries (the “Revolving Loan Borrowers”) entered into the Revolving Credit Agreement, which provides for the Revolving Credit Facility. As part of the Revolving Credit Facility, the Company may access a letter of credit sublimit in an amount up to $2.0 million, a swing loan sublimit in an aggregate principal amount of up to $3.0 million, and a Canadian dollar sublimit in an aggregate principal amount of up to $8.0 million. The Revolving Credit Agreement matures on December 16, 2025.

Interest Rate

Borrowings under the Revolving Credit Facility bear interest, at the Company’s election, at either (1) the base commercial lending rate of PNC, as publicly announced, plus 1.25%, payable in cash on a monthly basis, (2) the 30, 60 or 90 day LIBOR rate, subject to a minimum LIBOR floor of 1.00%, plus 2.25%, payable in cash on the last day of each interest period, or (3) with respect to Canadian dollar loans, the Canadian Dollar Offered Rate (“CDOR”), subject to a minimum CDOR rate of 1.00%, payable in cash on a monthly basis. In addition, upon the occurrence of an event of default, and for so long as such event of default continues, default interest equal to 2.00% per year in excess of the rate otherwise applicable will be payable. The Revolving Credit Agreement also includes customary replacement provisions in the event of the discontinuation of LIBOR.

Security; Guarantees

The Revolving Loan Borrowers’ Obligations (as defined in the Revolving Credit Agreement) are guaranteed by certain of the Company’s material, wholly-owned subsidiaries, subject to customary exceptions (the “Revolving Loan Guarantors” and, together with the Revolving Loan Borrowers, the “Revolving Loan Credit Parties”). The Revolving Loan Credit Parties’ obligations are secured by first-priority security interests on substantially all of the Revolving Loan Credit Parties’ accounts and a second-priority security interest in substantially all other assets of the Revolving Loan Credit Parties, subject to the terms of the Intercreditor Agreement.

Optional Prepayment

The Revolving Loan Borrowers may from time to time voluntarily prepay outstanding amounts, plus any accrued but unpaid interest on the aggregate amount being prepaid, under the Revolving Credit Facility, in whole or in part. There is no required minimum prepayment amount.

Mandatory Prepayment

If at any time the amount outstanding under the Revolving Credit Agreement exceeds the borrowing base, or any sublimit, in effect at such time, the excess amount will be immediately due and payable. Subject to the Intercreditor Agreement, the Revolving Credit Agreement also requires mandatory prepayment of outstanding amounts in the event the Revolving Loan Borrowers receive proceeds from certain events and activities, including, among others, certain asset sales and casualty events, the issuance of indebtedness and equity interests, and the recovery of any proceeds from certain specified arbitration proceedings.

Fees

The Revolving Credit Agreement provides for (1) a closing fee of $150,000, which is payable on the Closing Date, (2) a customary unused line fee equal to 0.25% per year on the unused portion of the Revolving Credit Facility, which is payable on a quarterly basis, and (3) a collateral monitoring fee of $2,500, which is payable on a monthly basis.

The Revolving Credit Agreement also provides for an early termination fee (the “Early Termination Fee”), payable to the revolving lenders thereunder upon (1) any acceleration of the Obligations and termination of the Revolving Credit Agreement and the obligation of the revolving lenders to make advances thereunder following the occurrence of an Event of Default (as defined in the Revolving Credit Agreement), or (2) any other termination of the Revolving Credit Agreement and the obligation of revolving lenders to make advances thereunder for any reason (the “Early Termination Date”). The Early Termination Fee is calculated as follows: if the Early Termination Date occurs on or prior to the first anniversary of the Closing Date, an Early Termination Fee of 2.00% of the Revolving Credit Facility; and if prepayment occurs after the first anniversary of the Closing Date and on or prior to the second anniversary of the Closing Date, an Early Termination Fee of 1.00% of the Revolving Credit Facility.

While any letter of credit is outstanding under the Revolving Credit Facility, the Revolving Loan Borrowers must pay a letter of credit fronting fee at a rate equal to 0.25% per year, payable quarterly, in addition to any other customary fees required by the issuer of the letter of credit.

Representations, Warranties, and Covenants

The Revolving Credit Agreement contains customary representations and warranties, as well as customary affirmative and negative covenants, in each case, with certain exceptions, limitations and qualifications.

The Revolving Credit Agreement also requires the Revolving Loan Borrowers to regularly provide certain financial information to the lenders thereunder, maintain a springing minimum fixed charge coverage ratio, and comply with certain limitations on capital expenditures.

Events of Default

Events of default under the Revolving Credit Agreement include, but are not limited to, a breach of certain covenants or any representations or warranties, failure to timely pay any amounts due and owing, the commencement of any bankruptcy or other insolvency proceeding, judgments in excess of certain acceptable amounts, the occurrence of a change in control, certain events related to ERISA matters, impairment of security interests in collateral or invalidity of guarantees or security documents, or a default or event of default under the Term Loan Agreement or the Intercreditor Agreement, in each case, with customary exceptions, limitations, grace periods and qualifications.

If an event of default occurs, the revolving lenders may, among other things, declare all Obligations outstanding under the Revolving Credit Facility to be immediately due and payable, together with accrued interest and fees, and exercise remedies under the collateral documents relating to the Revolving Credit Agreement.

Use of Proceeds

The Revolving Loan Borrowers used approximately $9.0 million of the proceeds under the Revolving Credit Agreement to repay, refinance and replace the Prior Indebtedness on the Closing Date and pay fees and expenses in connection with the Revolving Credit Agreement. The Revolving Loan Borrowers will use additional proceeds to provide working capital and for other general corporate purposes.

The Company expects to include the Revolving Credit Agreement as an exhibit to a future periodic report, to be filed with the U.S. Securities and Exchange Commission. The foregoing description does not constitute a complete summary of the terms of the Revolving Credit Agreement and is qualified in its entirety by reference to the full text of the Revolving Credit Agreement.

Intercreditor Agreement

EICF, as the Term Loan Agent (as defined in the Intercreditor Agreement, as hereinafter defined), and PNC, as the Revolving Loan Agent (as defined in the Intercreditor Agreement), entered into an Intercreditor Agreement, dated as of the Closing Date (the “Intercreditor Agreement”), to which the Term Loan Credit Parties and Revolving Loan Credit Parties consented. The Intercreditor Agreement, among other things, specifies the relative lien priorities of the Term Loan Agent and Revolving Loan Agent in the relevant collateral, and contains customary provisions regarding, among other things, the rights of the Term Loan Agent and Revolving Loan Agent to take enforcement actions against the relevant collateral and certain limitations on amending the documentation governing each of the Term Loans and Revolving Credit Facility.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On December 17, 2020, the Company issued a press release relating to, among other things, the matters described herein, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release, dated December 17, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2020

Williams Industrial Services Group Inc.

	By:	/s/ Charles E. Wheelock
Charles E. Wheelock
Senior Vice President, Chief Administrative Officer, General Counsel & Secretary